EXHIBIT 9

                            TRANSFER AGENCY AGREEMENT

                      AGREEMENT dated as of July 22, 1988,

between The Alger American Fund (the "Trust"), a Massachusetts business trust, having its principal office and place of business at 75 Maiden Lane, New York, New York 10038, and Alger Shareholder Services, Inc. the "Transfer Agent"), a Delaware corporation with principal offices at 30 Montgomery Street, Jersey City, New Jersey 07302.

                              W I T N E S S E T H:

In consideration of the promises and mutual covenants set forth in this Agreement, the Trust and the Transfer Agent agree as follows:

     1. APPOINTMENT OF THE TRANSFER AGENT. The Trust appoints the Transfer Agent as transfer agent for the shares of beneficial interest (the "Shares") of each Portfolio of the Trust and as shareholder servicing agent for the Trust. The Transfer Agent accepts the appointment and agrees to furnish these services in accordance with the provisions set forth in this Agreement. As used in this Agreement, "Portfolio" refers to each of the Alger American Money Market Portfolio, the Alger American Income and Growth Portfolio, the Alger American Small Capitalization Portfolio, the Alger American Growth Portfolio, or any other Portfolio that may be created and designated by the Trust in accordance with the provisions of the Master Trust Agreement of the Trust dated April 6, 1988 (the "Declaration of Trust"). When the Trust creates and designates a new Portfolio, the Trustees of the Trust shall notify the Transfer Agent in writing to the effect that the Trust has established a new Portfolio and that it appoints the Transfer Agent as transfer agent and shareholder servicing agent for the new Portfolio. The notice must be received by the Transfer Agent within a reasonable period of time prior to the commencement of operations of the new Portfolio in order to allow the Transfer Agent, in the ordinary course of its business, to prepare to perform its duties for the new Portfolio.

     2. DELIVERY OF DOCUMENTS. The Trust agrees, on or before the date this Agreement becomes effective, but in any case, within a reasonable period of time prior to the commencement of operations of the Trust for the Transfer Agent prepare to perform its duties under this Agreement, to deliver to the Transfer Agent the following documents:

     (a) A certified copy of the Declaration of Trust, as may be amended from time to time;


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     (b) A certified copy of the By-laws of the Trust, as may be amended from time to time;

     (c) A copy of the resolution of the Board of Trustees authorizing the execution and delivery of this Agreement;

     (d) A specimen of the certificate for Shares of each Portfolio of the Trust in the form approved by the Trustees, with a certificate of the Secretary of the Trust as to such approval;

     (e) A11 account application forms and other documents relating to Shareholder accounts;

     (f) A certified list of Shareholders of the existing Portfolios with the name, address and taxpayer identification number of each Shareholder, the number of Shares of the existing Portfolios held by each, the certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfers have been placed, together with the reasons for placing the stop transfers, and the number of Shares redeemed by the Portfolios;

     (g) A copy of the Distribution Agreement in effect between the Trust and Fred Alger & Company, Incorporated, the distributor of the Shares of the Trust;

     (h) A copy of the Custodian Agreement in effect between the Trust and Custodial Trust Company, the custodian of the assets of the Trust;

     (i) An opinion of counsel for the Trust with respect to the validity of the Shares and the status of the Shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     (j) A certified list of the authorized officers or any other authorized person (an "Authorized Person") of the Trust, in the form set forth in Exhibit 1 to this Agreement, authorized to execute any certificate, instruction, notice or other instrument ("Written Instructions"), or to give oral instructions ("Oral Instructions") on behalf of the Trust.

     3. FURTHER DOCUMENTATION. The Trust agrees to also furnish from time to time the following documents:

     (a) Each vote of the Trustees authorizing the establishment and designation of any new Portfolio and the original issuance of Shares;


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     (b) Each instrument establishing and designating a new Portfolio of the
Trust;

     (c) Each Registration Statement of the Trust filed with the Securities and Exchange Commission (the "Commission"), and each amendment with respect to the Registration Statement;

     (d) A certified copy of each amendment to the Declaration of Trust and the By-laws of the Trust;

     (e) Certified copies of each vote of the Trustees designating Authorized Persons to give Written or Oral Instructions to the Transfer Agent;

     (f) Certificates as to any change in any officer or Trustee of the Trust;

     (g) Such other documents, certificates or opinions reasonably required by the Transfer Agent as necessary or appropriate for the proper performance of its duties under this Agreement.

     4. REPRESENTATIONS OF THE TRUST.

     (a) The Trust represents to the Transfer Agent that all outstanding Shares are validly issued, fully paid and non-assessable. The Trust further represents that when Shares are issued by the Trust after the date of this Agreement in accordance with the terms of the Declaration of Trust and the current prospectus describing those shares, the Shares shall be validly issued, fully paid and non-assessable.

     (b) In the event that any Portfolio of the Trust shall declare a distribution payable in Shares, the Trust shall deliver to the Transfer Agent written notice of such declaration signed on behalf of the Trust by an authorized officer of the Trust, certifying (i) the number of Shares involved,
(ii) that all appropriate corporate action has been taken, and (iii) that any amendment to the Declaration of Trust which may be required to be filed has been filed and is effective. The notice shall be accompanied by an opinion of counsel to the Trust relating to the legal adequacy and effect of the transaction. The Transfer Agent shall be entitled to rely upon the notice for all purposes.

     5. POWERS AND DUTIES OF THE TRANSFER AGENT. The Transfer Agent shall have the following powers and duties:

     (a) SHAREHOLDER INFORMATION. The Transfer Agent shall maintain a record of the number of Shares held by each


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holder of record, which shall include the holder's name or names, address and taxpayer identification numbers and whether the Shares are held in certificated or uncertificated form.

     (b) SHAREHOLDER SERVICES. The Transfer Agent will investigate all Shareholder inquiries relating to Shareholder accounts and will answer all correspondence from Shareholders and others relating to the Transfer Agent's duties under this Agreement as well as such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Trust. The Transfer Agent shall keep records of Shareholder correspondence and replies thereto, and of the lapse of time between the receipt of the Shareholder correspondence and the mailing of such replies.

     (c) SHARE CERTIFICATES. The Trust shall supply the Transfer Agent with sufficient blank Share certificates for each Portfolio to meet the Transfer Agent's requirements for the certificates. The Share certificates shall be properly executed manually or, if authorized by the Trust, by facsimile. The Trust agrees that, notwithstanding the death, resignation, or removal of any officer of the Trust whose signature appears on the Share certificates, the Transfer Agent may continue to countersign certificates bearing such signature until otherwise directed by the Trust.

     (d) LOST CERTIFICATES. The Transfer Agent shall issue replacement share certificates in lieu of certificates which have been reported lost, stolen or destroyed without any further action by the Board of Trustees or any officer of the Trust, upon receipt by the Transfer Agent of properly executed affidavits and lost certificate bonds, satisfactory to the Transfer Agent, naming the Trust and the Transfer Agent as obligees under the bond.

     (e) MAILING COMMUNICATIONS OF THE TRUST TO SHAREHOLDERS; PROXY MATERIALS. The Transfer Agent will address and mail to the Shareholders all reports of the Trust, dividend and distribution notices and proxy material for meetings of Shareholders. In connection with meetings of Shareholders, the Transfer Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

     (f) PROCESSING OF INVESTMENT CHECKS OR OTHER INSTRUMENTS. Upon receipt of any check or other instrument drawn or endorsed to the Transfer Agent, or identified as being for the account of the Trust, or drawn or endorsed to the


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distributor for the purchase of Shares, the Transfer Agent shall stamp the check or other instrument with the date of receipt, shall promptly process the same for collection and, shall record the number of Shares sold, the trade date and price per Share, and the amount of money to be delivered to the custodian of the Trust for the sale of the Shares.

     (g) ISSUANCE OF SHARES. Upon receipt of notification that the custodian has received payment for the purchase of Shares, the Transfer Agent shall issue to and hold in the account of the Shareholder, or if no account is specified in the notification, in a new account established in the name of the specified purchaser, the amount of Shares that the purchaser is entitled to receive, as determined in accordance with applicable Federal law or regulation.

     (h) CONFIRMATION. The Transfer Agent shall send to the Shareholder a confirmation of each purchase which will show the new Share balance, the amount invested and the price paid for the Shares, or such other form of confirmation as the Trust and the Transfer Agent may agree upon from time to time.

     (i) SUSPENSION OF SALE OF SHARES. The Transfer Agent shall not be required to issue any Shares of the Trust where it has received Written Instructions from the Trust or a written notice from any appropriate Federal authority that the sale of Shares of the Trust has been suspended or discontinued and the Transfer Agent shall be entitled to rely upon such Written Instructions or written notification.

     (j) TAXES IN CONNECTION WITH ISSUANCE OF SHARES. The Transfer Agent shall not be responsible for the payment of any original issue or other taxes that may be required to be paid in connection with the issuance of any Shares.

     (k) RETURNED CHECKS. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent will: (i) give prompt notice of such return to the Trust or its designee; (ii) place a stop transfer order against all Shares issued in exchange for such check or order; and (iii) take such other action as the Transfer Agent may deem appropriate.

     (1) REQUIREMENTS FOR TRANSFER OR REDEMPTION OF SHARES. (i) The Transfer Agent shall process all requests from Shareholders to transfer or redeem Shares in accordance with the procedures described in the Trust's prospectus.


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

     (ii) The Transfer Agent will transfer or redeem Shares upon receipt of Written Instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent reasonably may deem necessary to evidence the authority of the person requesting such transfer or redemption and the payment of stock transfer taxes, if any.

     (iii) The Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine, and for that purpose it will require a guarantee of signature by a member firm of a national securities exchange, by any national bank or trust company or by any member bank of the Federal Reserve system. The Trust may authorize the Transfer Agent to waive the signature guarantee in certain cases by Written Instructions. The Transfer Agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions that the Transfer Agent deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

     (iv) In the case of redemption of Shares which have been purchased within 15 days of a redemption request, the Trust shall provide the Transfer Agent with Written Instructions, as set forth in Schedule A to this Agreement, concerning the time within which such requests may be honored.

     (m) NOTICE TO CUSTODIAN AND TRUST. When Shares are redeemed, the Transfer Agent shall, upon receipt of the instructions and documents in proper form, deliver to the custodian and the Trust a notification setting forth the number of Shares of the applicable Portfolio to be redeemed. Such redemptions shall be reflected on appropriate accounts maintained by the Transfer Agent reflecting outstanding Shares of the Trust and Shares attributed to individual accounts.

     (n) PAYMENT OF REDEMPTION PROCEEDS. The Transfer Agent shall, upon receipt of the moneys paid to it by the custodian for the redemption of Shares, pay to the Shareholder, his authorized agent or legal representative, such moneys as are received from the custodian, all in accordance with the redemption procedures described in the Trust's prospectus. The Transfer Agent shall not process or effect any redemptions in accordance with any Shareholder request upon the


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

receipt by the Transfer Agent of notification of the suspension of the determination of the net asset value of Shares of the Trust.

     (o) NOTICE OF DIVIDENDS OR DISTRIBUTIONS. Upon the declaration of dividends or distribution by the Board of Trustees of the Trust on behalf of a Portfolio of the Trust, the Trust shall furnish to the Transfer Agent a copy of the vote of its Board of Trustees certified by the Secretary of the Trust setting forth the date of the declaration of the dividend or distribution, the record date as of which Shareholders entitled to payment shall be determined, the ex-dividend date, the date of payment, the amount payable per Share, the total amount payable to the Transfer Agent on the payment date and whether such dividend or distribution is to be paid in cash at net asset value. On or before the payment date specified in the vote of the Board of Trustees, if the dividend or distribution is payable in cash, the Trust will cause the custodian of the Trust to pay to the Transfer Agent sufficient cash to make payment to the Shareholders of record entitled to the dividend or distribution.

     (p) PAYMENT OF DIVIDENDS BY THE TRANSFER AGENT. The Transfer Agent will, on the designated payment date, automatically reinvest all dividends in additional Shares at net asset value (as determined on the payment date) and mail to each Shareholder at his address of record, or such other address as the Shareholder may have designated, a statement showing the number of full and fractional Shares (rounded to three decimal places) then currently owned by the Shareholder and the net asset value of the Shares credited to the Shareholder's account in payment of the dividend or distribution.

     (q) INSUFFICIENT FUNDS FOR DIVIDEND PAYMENTS. If the Transfer Agent does not receive sufficient cash from the custodian to make dividend or distribution payments payable in cash to all Shareholders entitled to the dividend or distribution, the Transfer Agent will, upon notifying the Trust, withhold payment to all Shareholders until such time as sufficient cash is provided to the Transfer Agent.

     (r) INFORMATION RETURNS. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividends, return of capital and capital gain distributions with the proper Federal, state and local authorities as are required by law to be filed and shall be responsible for the withholding of taxes, if any, due on such dividends or distributions to Shareholders when the Transfer Agent is required to withhold taxes under applicable law.

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

     (s) RECORD KEEPING AND OTHER INFORMATION. (i) The Transfer Agent shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by
Section 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), and those records pertaining to the various functions performed by the Transfer Agent under this Agreement. All records shall be available for inspection and use by the Trust during regular business hours. Where applicable, the records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

     (ii) Upon reasonable notice by the Trust, the Transfer Agent shall make available during regular business hours the facilities and premises employed by the Transfer Agent in connection with the performance of its duties under this Agreement for reasonable visitation by any person authorized by the Trust.

     (t) OTHER DUTIES. The Transfer Agent shall perform such other duties and functions and be compensated by such other duties and functions as may from time to time be agreed upon in writing between the Trust and the Transfer Agent.

     5. RELIANCE BY TRANSFER AGENT; INSTRUCTIONS. (a) The Transfer Agent will be entitled to rely upon instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until notified in writing by the Trust. The Transfer Agent will also be entitled to process Share certificates which it reasonably believes bear the proper manual or facsimile signatures of officers of the Trust.

     (b) The Transfer Agent may request Written Instructions from any Authorized Person of the Trust and may seek advice from legal counsel for the Trust or its own legal counsel, with respect to any matter arising in connection with this Agreement. The Transfer Agent shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with Written Instructions or in accordance with the opinion of counsel to the Trust or counsel to the Transfer Agent. Written Instructions requested by the Transfer Agent will be provided by the Trust within a reasonable period of time. The Transfer Agent, its officers, agents or employees, shall accept Oral or Written Instructions given to them by any person representing or acting on behalf of the Trust only if said representative is believed in good faith, by the Transfer Agent, its officers, agents or employees, to be an Authorized


                                      -8-

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Person. The Transfer Agent shall have no duty or obligation to inquire into, or be responsible for, the legality of any action taken in reliance upon Written or Oral instructions provided by or on behalf of the Trust.

     (c) Notwithstanding any provision of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received for the Shares; (ii) the legality of the redemption of any Shares or the sufficiency of the amount to be paid for the Shares; (iii) the legality of the declaration of any dividend or distribution by the Trust or the legality of the issuance of any Shares in payment of any dividend or distribution; or (iv) the legality of any recapitalization or readjustment of the Shares.

     6. UNCONTROLLABLE EVENTS. The Transfer Agent will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply.

     7. STANDARD OF CARE. The Transfer Agent shall exercise its best judgment in rendering the services provided for in this Agreement and shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its Shareholders in connection with the matters to which this Agreement relates, except that the Transfer Agent shall be liable for its willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement.

     8. INDEMNIFICATION. The Trust agrees to indemnify and hold harmless the Transfer Agent and its officers and directors from any and all loss, liability and expense resulting from the performance of its duties under this Agreement, unless such loss, liability or expense is the result of the Transfer Agent's own willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

     9. COMPENSATION. (a) The Trust will compensate the Transfer Agent for the performance of its obligations under this Agreement in accordance with the fees set forth in the Fee Schedule annexed to this Agreement as Schedule B. The Transfer


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Agent will bill the Trust as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule. The Trust agrees to pay to the Transfer Agent the amount billed promptly after the bill is received by the Trust.

     (b) The Trust will reimburse the Transfer Agent for out-of-pocket expenses incurred by the Transfer Agent in the performance of its services under this Agreement, including without limitation the items specified in the schedule of Out-of-Pocket Expenses annexed to this Agreement as Schedule C. The schedule of Out-of-Pocket Expenses may be modified by the Transfer Agent upon not less than 30 days' prior written notice to the Trust. Reimbursement by the Trust for out-of-pocket expenses incurred by the Transfer Agent in any month shall be made as soon as practicable after the receipt of an itemized bill from the Transfer Agent.

     (c) Compensation payable to the Transfer Agent for the performance of its obligations under this Agreement with respect to a new Portfolio of the Trust will be agreed upon by the parties at the time that the new Portfolio prepares to commence its operations. The compensation agreed upon shall be reflected in a Fee Schedule for that Portfolio, dated and signed by an authorized officer of each party to this Agreement, which Fee Schedule shall be attached to Schedule B of this Agreement.

     (d) Any compensation agreed to by the parties under this Agreement may be adjusted from time to time by attaching to Schedule B of this Agreement a revised Fee Schedule, dated and signed by an authorized officer of each party to this Agreement.

     10. AFFILIATION BETWEEN TRUST AND TRANSFER AGENT. It is understood that the Trustees, officers, employees, agents and Shareholders of the Trust, and the officers, directors, employees, agents and shareholders of the Trust's investment manager and distributor, are or may be interested in the Transfer Agent as directors, officers, employees, agents, shareholders or otherwise, and that the directors, officers, employees, agents or shareholders of the Transfer Agent may be interested in the Trust as Trustees, officers, employees, agents, Shareholders or otherwise, or in the investment manager and distributor as officers, directors, employees, agents, shareholders or otherwise.

     11. TERM AND TERMINATION. (a) This Agreement shall become effective on the date first set forth above and thereafter shall continue in effect for successive annual


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periods, provided such continuance is specifically approved at least annually by the parties to this Agreement. Either party to this Agreement may terminate this Agreement, without penalty, on 60 days' written notice to the other party.

     (b) In the event the notice of termination is given by the Trust, it shall be accompanied by a vote of the Board of Trustees, certified by the Secretary of the Trust, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Trust, the Transfer Agent will deliver to the designated successor a certified list of Shareholders of the Trust (including the name, address and taxpayer identification number), an historical record of the account of each Shareholder and the status of the account, and all other relevant books, records, correspondence, and other data established or maintained by the Transfer Agent under this Agreement in the form reasonably acceptable to the Trust. The Transfer Agent will cooperate in the transfer of its duties and responsibilities under this Agreement by providing, among other things, assistance from the Transfer Agent's personnel in the establishment of books, records and other data by the designated successor or successors.

     12. AMENDMENT. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties or in the manner expressly provided by this Agreement.

     13. USE OF THE TRANSFER AGENT'S NAME. The Trust shall not use the name of the Transfer Agent in any prospectus, statement of additional information, Shareholders' report, sales literature or other material relating to the Trust unless the proposed use has previously been approved by the Transfer Agent. The Transfer Agent shall approve all reasonable uses of its name in connection with its appointment under this Agreement or as may be required by the Commission.

     14. USE OF THE TRUST'S NAME. The Transfer Agent shall not use the name of the Trust or material relating to the Trust on any documents or forms for other than internal use unless the proposed use has previously been approved by the Trust. The Trust shall approve all reasonable uses of its name in connection with the appointment of the Transfer Agent under this Agreement or as may be required by the Commission.

     19. SECURITY. The Transfer Agent represents and warrants that, to best of its knowledge, the various procedures (including provisions for 24 hours-a-day restricted access) and systems, which the Transfer Agent has implemented or will


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implement to safeguard from loss or damage attributable to fire, theft or any other cause the Trust's records and other data and the Transfer Agent's records, data, equipment, facilities and other property used in the performance of its obligations under this Agreement, are adequate and that it will periodically review and make such changes in its procedures and systems as in its judgment are required.

     20. NOTICES. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To the Trust:

          The Alger American Fund
          75 Maiden Lane
          New York, New York 10038
          Attention:____________________

          To the Transfer Agent:

          Alger Shareholder Services, Inc.
          30 Montgomery Street
          Jersey City, New Jersey 07302
          Attention:____________________

     17. ASSIGNMENT. This Agreement shall not be assignable without the written consent of the other party.

     18. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     19. LIABILITY. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding upon the assets and property of the Trust only and shall not be binding upon any Trustee officer or Shareholder of the Trust individually.


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

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their authorized officers as of the day and year first above written.

                                       THE ALGER AMERICAN FUND

                                       By:/s/ Fred M. Alger
                                          --------------------
                                          Authorized Signature

Attest:/s/ Frederick J. Koczwara
       ---------------------------

                                       ALGER SHAREHOLDER SERVICES, INC.

                                       By:/s/ Irwin Schwartz
                                          ----------------------
                                          Authorized Signature

Attest:/s/ Frederick J. Koczwara
       ----------------------------

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


                                                                       Exhibit 1

                      CERTIFIED LIST OF AUTHORIZED PERSONS

The undersigned, Fred M. Alger III, President and George J. Boggio, Treasurer-Secretary of The Alger American Fund, a Massachusetts business trust (the "Trust"), do hereby certify that the following individuals have been duly authorized by the Board of Trustees of the Trust in accordance with the Master Trust Agreement dated April 6, 1988 and the By-laws of the Trust, to execute any certificate, instruction, notice or other instrument, or to give oral instructions on behalf of the Trust and the signatures set forth opposite their names are their true and correct signatures.

AUTHORIZED PERSON                                        SIGNATURE

Fred M. Alger III                                  /s/ Fred M. Alger III
-----------------                                  ---------------------

David D. Alger                                     /s/ David D. Alger
-----------------                                  ---------------------

George J. Boggio                                   /s/ George J. Boggio
-----------------                                  ---------------------

Irwin Schwartz                                     /s/ Irwin Schwartz
-----------------                                  ---------------------

                                                   /s/ Fred M. Alger III
                                                   ---------------------
                                                   Fred M. Alger III President


                                                   /s/ George J. Boggio
                                                   --------------------
                                                   George J. Boggio,
                                                   Secretary Treasurer

                                                                      Schedule A

                         WRITTEN INSTRUCTIONS CONCERNING
                       THE TIMING OF REDEMPTION OF SHARES
                 PURCHASED WITHIN 15 DAYS OF REDEMPTION REQUEST

     It is hereby agreed between the Trust and the Transfer Agent that Shares purchased by personal check may be redeemed only after they are deemed to have been collected in accordance with the attached check-aging schedule. The check-aging schedule, which is based upon a shareholder's address of record, designates the number of days between the receipt of an investment check by the Transfer Agent and the date on which funds provided by such checks will be deemed to have been collected.

                                                                       Exhibit 1

                      CERTIFIED LIST OF AUTHORIZED PERSONS

The undersigned, Fred M. Alger III, President and Nanci K. Staple, Secretary of The Alger American Fund, a Massachusetts business trust (the "Trust"), do hereby certify that the following individuals have been duly authorized by the Board of Trustees of the Trust in accordance with the Master Trust Agreement dated April 6, 1988 and the By-laws of the Trust, to execute any certificate, instruction notice or other instrument, or to give oral instructions on behalf of the Trust and the signatures set forth opposite their names are their true and correct signatures.

AUTHORIZED PERSON                                              SIGNATURE

Fred M. Alger III                                  /s/ Fred M. Alger III
-----------------                                  ---------------------

David D. Alger                                     /s/ David D. Alger
-----------------                                  ---------------------

Gregory S. Duch                                    /s/ Gregory S. Duch
-----------------                                  ---------------------

Frederick A. Blum                                  /s/ Frederick A. Blum
-----------------                                  ---------------------

James Barbi                                        /s/ James Barbi
-----------------                                  ---------------------

James P. Connelly                                  /s/ James P. Connelly
-----------------                                  ---------------------



                                                   /s/ Fred M. Alger III
                                                   ---------------------
                                                       Fred M. Alger III,
                                                       President

                                                   /s/ Nanci K. Staple
                                                   ---------------------
                                                       Nanci K. Staple,
                                                       Secretary